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As filed with the Securities and Exchange Commission on October 16, 1996.
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                                      FORM 8-A

                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                      PURSUANT TO SECTION 12(b) OR (g) OF THE

                          SECURITIES EXCHANGE ACT OF 1934


                                American Financial Capital Trust I
               (Exact name of registrant as specified in its charter)

                      Delaware                             31-6538554
(State of incorporation or organization) (I.R.S. Employer Identification No.)

                         c/o American Financial Group, Inc.
                               One East Fourth Street
                               Cincinnati, Ohio 45202

                      (Address of principal executive offices)


 If this Form relates to the registration of a    If this Form relates to the registration of a
 class of debt securities and is effective upon   class of debt securities and is to become
 filing pursuant to General Instruction A(c)(1)   effective simultaneously with the
 please check the following box.                  effectiveness of a concurrent registration
 \   \                                            statement under the Securities Act of 1933
                                                  pursuant to General Instruction A(c)(2) please
                                                  check the following box.
                                                  \   \


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Securities to be registered pursuant to Section 12(b) of the Act:

                                                                   Name of each exchange
                                                                   on which each class
       Title of each class                                         is to be registered

___% Trust Originated Preferred Securities_ ("TOPrS_")             New York Stock
(Liquidation amount $25 per Preferred Security)                    Exchange
(together with the rights of holders of the Preferred
Securities under the Trust Guarantee and backup
undertakings, consisting of obligations of American
Financial Group, Inc. as set forth in the Declaration of
Trust, as amended, (including the obligation to pay
expenses of American Financial Capital Trust I), the
Indenture and the __% Subordinated Debentures due 2026
issued to American Financial Capital Trust I)


Securities to be registered pursuant to Section 12(g) of the Act:

       None

       (Title of Class)



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INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

       See   "DESCRIPTION  OF  THE  PREFERRED  SECURITIES"  included  in  the
Prospectus filed with the Commission pursuant to Rule 424(b)(1).

Item 2.  Exhibits

The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part II to the Instructions as to the exhibits on Form 8-A, have been duly filed with the New York Stock Exchange:

(a) Registrant's Registration Statement No. 333-12537 on Form S-3 as filed on September 24, 1996, as amended on October 11, 1996 and October 15, 1996, and incorporated herein by this reference.

(b) Registrant's Certificate of Trust as filed as Exhibit 4.2 to Amendment No. 1 to Registrant's Registration Statement No.333-12537 and incorporated herein by reference.

(c) Registrant's Amended and Restated Declaration of Trust as filed as Exhibit 4.3 to Registrant's Registration Statement No.333-12537 and incorporated herein by this reference.

(d)            Form   of   Preferred  Security  filed  as  Exhibit   4.7   to
               Registrant's    Registration   Statement   No.333-12537    and
               incorporated herein by this reference.


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                                  SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     AMERICAN ANNUITY GROUP
                                       CAPITAL TRUST I


                                     BY:
                                        ----------------------------------
                                        James E. Evans, as Regular Trustee



                                     BY:
                                        ----------------------------------
                                        Thomas E. Mischell, as
                                           Regular Trustee

                                     Date:  October 16, 1996


_   "Trust Originated Preferred Securities" and "TOPrS" are service marks  of
Merrill Lynch & Co. Inc.